    As filed with the Securities and Exchange Commission on October 3, 2003
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              NEW DRAGON ASIA CORP.
             (Exact Name of Registrant as Specified in its Charter)


            Florida                               2000                         88-0404114
(State or Other Jurisdiction of       (Primary Standard Industrial          (I.R.S. Employer
 Incorporation or Organization)        Classification Code Number)        Identification Number)

                                   ----------

                                  XUE JUN SONG
                         Room 1304, 13/F Wing On Centre
                               111 Connaught Road
                               Central, Hong Kong
                              Tel: (852) 2815-9892
       (Name, Address, Telephone Number and Facsimile Number of Agent For
                              Service of Process)

                                   ----------

                        Copies of all Communications to:

                             DAVID L. FICKSMAN, ESQ.
                                 Loeb & Loeb LLP
                    10100 Santa Monica Boulevard, Suite 2200
                       Los Angeles, California 90067-4164
                               Tel: (310) 282-2000
                               Fax: (310) 282-2192


                                   ----------

Approximate  Date of Proposed  Sale to the  Public:  From time to time after the
effective  date  of  this   registration   statement  as  determined  by  market
conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registrations statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


--------------------------------- ----------------- ------------------------ ----------------------- ------------------
      Title of Each Class              Amount          Proposed Maximum         Proposed Maximum          Amount
         of Securities                 To Be            Offering Price         Aggregate Offering           of
        To Be Registered             Registered          Per Unit (1)                Price           Registration Fee
--------------------------------- ----------------- ------------------------ ----------------------- ------------------
Class A common stock                 6,225,000 (2)           $.83                 $5,166,750                  $419
--------------------------------- ----------------- ------------------------ ----------------------- ------------------



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c)based upon the five day average of the high and low prices for the Class A common stock reported on the American Stock Exchange.

(2) Includes 3,300,000 shares Class A common stock and 1,650,000 shares of Class A common stock issuable upon exercise of five (5) year Common Stock Purchase Warrants issued in a private placement that closed on September 4, 2003 (the "September 4 Private Placement"). Such number also includes 850,000 shares of Class A common stock and 425,000 shares of Class A common stock issuable upon exercise of the five (5) year Common Stock Purchase Warrants issued in a private placement that closed on October 3, 2003 (the "October 3 Private Placement"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, we are also registering an indeterminate number of shares of Class A common stock as may be issued from time to time upon the exercise of the warrants as a result of the antidilution provisions of the warrants.

         The registrant hereby amends this registration statement on such date or dates as September be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), September determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED OCTOBER 3, 2003


                              NEW DRAGON ASIA CORP.

                    6,225,000 Shares of Class A common stock


         The 6,225,000 shares of Class A common stock par value $.0001 being offered by this prospectus are being offered by the selling shareholders listed on page 13. This offering is not being underwritten.

         The prices at which a selling shareholder may sell his/her/its shares will be determined by the prevailing market price for the Class A common stock or in privately negotiated transactions. Information regarding the selling shareholders and the times and manner in which they may offer and sell the Class A common stock under this prospectus is provided under "Selling Shareholders" and "Plan of Distribution" in this prospectus. We will not receive any of the proceeds from the sale of the Class A common stock under this prospectus.

         Our Class A common stock is listed on the American Stock Exchange, also called the AMEX, under the trading symbol "NWD". The lasted reported price for our Class A common stock on October 1, 2003 was $.89 per share.

     THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.



                  Subject to Completion, Dated October __, 2003

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
About the Prospectus....................................................      3
Prospectus Summary......................................................      3
Risk Factors............................................................      8
Information Regarding Forward-looking Statements........................     11
Use of Proceeds.........................................................     12
Selling Shareholders....................................................     13
Plan of Distribution....................................................     14
Description of Class A common stock.....................................     15
Limitation on Liability and Indemnification Matters.....................     16
Where You Can Find More Information ....................................     16
Experts.................................................................     17
Legal Matters...........................................................     17
Incorporation by Reference..............................................     17

                              ABOUT THE PROSPECTUS

     This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission, or SEC. The selling security holders named in this prospectus may from time to time sell the securities described in this prospectus. You should read this prospectus together with additional information described below under the next headings "Where You Can Find More Information" and "Incorporation by Reference."

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere or incorporated by reference in this prospectus. Accordingly, it does not contain all of the information that September be important to you. You should read this entire prospectus carefully, including the information under "Risk Factors" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus before making an investment decision. Unless the context otherwise requires, references to "we," "us" or "our" refer collectively to New Dragon and its subsidiaries.

                                   The Company

         In December, 2001, New Dragon Asia Corp., (the "Company or "New Dragon"), acquired from New Dragon Asia Food Limited all of the equity interests of four companies organized under the laws of the British Virgin Islands (each a "Subsidiary" and, collectively the "Subsidiaries") each of which in turn hold an interest in four separate Sino-Foreign Joint Ventures which are referred to herein at "New Dragon Asia Food Group" or the "Group"). As a result of the acquisition, the Company continued the operations of New Dragon Asia Food Limited. All operations of New Dragon Asia Food Limited are conducted through the Group. Set forth below is a diagram, which illustrates the current ownership structure.


                             New Dragon Asia Corp.

        ---------       ---------       --------        ----------
        Mixed           Rich            Noble           Keen
        Creation        Delta           Point           General
        Limited         Limited         Limited         Limited
        ---------       ---------       --------        ----------
        100%            100%            100%            100%


        ---------       ---------       --------        ----------
        New             New             New             Sanhe
        Dragon          Dragon          Dragon          New Dragon
        Asia            Asia            Asia            Asia
        Flour           Food            Food            Food
        (Yantai)        (Yantai)        (Dalian)        Company
        Company         Company         Company         Limited
        Limited         Limited         Limited
        ---------       ---------       --------        ----------
        90%             90%             90%             79.64%

         The Group was established in 1952 under the name "Long Feng Foods", as a grain and oil processing enterprise in the Shandong Province of the People's Republic of China ("PRC" or "China") and developed as one of the Province's flour millers, Long Feng developed into what management believes is one of the leading flour milling groups in China. In 1992 Long Feng established a manufacturing operation for instant noodles as the Chinese market for "convenience foods" was entering a prolonged growth phase. Through rapid increases in capacity and maintenance of consistent quality, Long Feng has established itself as what management believes is one of China's leading manufacturers of flour and instant noodles with seven manufacturing plants and nationwide distribution.


         Headquartered in the Shandong Province, management of New Dragon also operates sales and corporate offices in Hong Kong. Management draws on a unique combination of food manufacturing experience, together with the marketing and branding skills of the Hong Kong partners.

         Our core business is twofold: (1) the milling, sale and distribution of flour and related products and (2) the production of instant noodles, which we market and sell under regional brands through supermarkets and food stores in China. Our principal brand is "Long Feng". On a consolidated basis, management believes that the Long Feng brand to be within the top three instant food and flour brands in China in terms of revenue.

         Our strategy is to capitalize on our strong brand name and pursue strategic partnerships and acquisitions that will enhance our economies of scale. The following are some of the key elements of our business strategy: o Increase the quantity of our products in rural distribution centers

         o        Continue to enhance our distributor relationships

         o Continuously improve product quality and diversify our product range with higher value added products

         o Build strategic joint venture relationships with multinational food groups to enhance product range and capitalize on our China distribution network

         o        Strengthen the training of our employees

         o Implement the use of technical software to increase labor efficiency


         Part of our strategy is also to acquire companies that complement our core business. As a result of the Chinese Government's ongoing efforts to rationalize and streamline key industries such as food, together with China's recent entry into the World Trade Organization, large numbers of smaller producers are finding it necessary to seek mergers or partnerships with larger companies such as New Dragon in order to survive. Management has been involved in discussions with a number of these potential candidates over the past few months, particularly those with a key asset such as state-of-the-art production facilities or strong brand names.

                               Recent Developments

         On September 4, 2003, we entered into a Subscription Agreement with the Alpha Capital Aktiengesellschaft, Platinum Partners Value Arbitrage Fund, Palisades Master Fund, LP, Crescent International Ltd. Ellis International Ltd., and Bristol Investment Fund, Ltd. relating to the sale of 3,300,000 shares of our Class A common stock for an aggregate purchase amount of $1,650,000 or $.50 per share. The purchasers of the Class A common stock were also issued warrants to purchase up to 1,650,000 shares at an exercise price of $.99 per share. The shares and the warrants were issued in a private placement that was exempt from registration pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

         On October 3, 2003, we entered into a Subscription Agreement with Congregation Mishkan Sholom Incorporated, Stern Agee & Leach and Silverlake Holdings Inc.. relating to the sale of 850,000 shares of our Class A common stock for an aggregate purchase price of $425,000 or $.50 per share. The purchasers of the Class A common stock were also issued warrants to purchase up to 425,000 shares at an exercise price of $.98 per share. The shares and the warrants were issued in a private placement that was exempt from registration pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

         With the exception of the execerise price, the terms of the warrants issued in the Septebmer 4 Private Placment and the October 3 Private Placement are the same. Set forth below are the terms of the warrants.

Exercise Price

         The warrants may be exercised in whole or in part, but not for a fractional share, at any time and from time to time until the expiration thereof. The exercise price of each warrant is 110% of the closing price of the Class A common stock as reported by Bloomberg L.P. for the American Stock Exchange for the trading day preceding the closing date of each private placment. The execercise price for the September 4 warrants is $.99 and the execersie price for the October 3 warrants is $.98.

Cashless Exercise

         If the registration statement of which this prospectus is a part has been declared effective, the warrant holder must render the exercise price in cash. If, however, the registration statement is not effective the warrant holder may render payment by certified or official bank check payable to the order of the Company, or by delivery of Class A common stock issuable upon exercise of the warrants in accordance with the following formula:

                                   X= Y (A-B)
                                      ------
                                        A

Where    X = the number of shares of Class A common stock to be issued to the holder

         Y = the number of shares of Class A common stock purchasable under the warrant or , if only a portion of the warrant is being exercised, the portion of the warrant being exercised (at the date of such calculation)

         A = the Fair Market Value of one share of the Class A common stock (at the date of such calculation

         B = Purchase Price (adjusted to the date of such calculation)

Maximum Exercise

         The warrants may not be exercised, if on any date, the holder would be deemed the beneficial owner or its affiliates of more than 9.99% of the then outstanding shares of Class A common stock on such date, provided however, this restriction may be waived by upon seventy-five (75) days prior notice to the Company.

Registration Rights

         In connection with issuance of the Class A common stock and the warrants, we granted certain demand and piggyback registration rights. We also agreed to file a registration statement registering the Class A common stock and the Class A common stock issuable upon exercise of the warrants not later than October 4, 2003 and to use our reasonable commercial efforts to cause the registration statement to be declared effective by December 29, 2003. This prospectus is a part of that registration statement. We agreed to pay all expenses related to filing the registration statement and we agreed to comply with all necessary state securities laws so as to permit the sale of the Class A common stock covered by this prospectus.

         If we fail to met our obligations with respect to the registration rights we granted we may have to pay liquidated damages in an amount equal to two percent (2%) for each thirty days or part thereof, of the greater of the (i) market value based on the average closing prices, or (ii) purchase price of the share; and actually paid purchase price of the Class A common stock issued or issuable upon exercise of the warrants, for each thirty (30) days or part thereof until the registration statement is filed.

                                  This Offering



Securities being offered by the Selling Shareholders......        6,225,000 shares of our Class A common stock.

Use of Proceeds...........................................        We will not receive any proceeds  from the sales of
                                                                  the shares of Class A common  stock  being  offered
                                                                  by the selling shareholders.

Trading...................................................        Our Class  A common stock is listed on
                                                                  the American Stock Exchange under the symbol "NWD".

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment in New Dragon. The risks and uncertainties described below are not the only ones facing New Dragon, and there may be additional risks that we do not presently know of or that we consider immaterial. All of these risks September impair our business operations. If any of the following risks actually occurs our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Class A common stock could decline, and you September lose all or part of your investment.

We have never paid dividends on our Class A Class A common stock.

         The Company has never declared or paid any dividends on its Class A Class A common stock. The declaration and payment in the future of any cash or stock dividends on the Class A Class A common stock will be at the discretion of the Board of Directors of the Company and will depend upon a variety of factors, including the ability of the Company to service its outstanding indebtedness, if any, and to pay dividends on securities ranking senior to the Class A Class A common stock, the Company's future earnings, if any, capital requirements, financial condition and such other factors as the Company's Board of Directors may consider to be relevant from time to time. The Company does not expect to declare or pay any dividends on its Class A Class A common stock in the foreseeable future.

After this offering we will continue to be controlled by our major shareholder whose intersts may conflict with ours.

         Upon completion of the offering, our majority shareholder New Dragon Asia Food Ltd. will beneficially own in the aggregate approximately 75% of our outstanding Class A common stock. As a result, this shareholder effectively exercises control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership might also have the effect of delaying or preventing a change in control of us that may be viewed as a beneficial by other shareholders.

If we are unable to implement our acquisition strategy, we may be less successful in the future.

         A key component of our growth strategy is accomplished by acquiring additional flour and noodle factories. While there are many such companies, we may not always be able to identify and acquire companies meeting our acquisition criteria on terms acceptable to us. Additionally, financing to complete significant acquisitions may not always be available on satisfactory terms. Further, the Company's acquisition strategy presents a number of special risks to the Company that it would not otherwise contend with absent such strategy, including possible adverse effects on our earnings after each acquisition, diversion of management's attention from the core business of the Company due to the special attention that a particular acquisition may require, failure to retain key acquired personnel and risks associated with unanticipated events or liabilities arising after each acquisition, some or all of which could have a material adverse effect on the business, financial condition and results of operations of the Company.

                         Risks Related to Our Operations

Adverse effects of competition in the Noodle and Flour Product markets.

         The  noodle  and  flour   product   markets  are  highly   competitive.
Competition in these markets takes many forms, including the following:

         --       establishing favorable brand recognition;

         --       developing products sought by consumers;

         --       implementing appropriate pricing;

         --       providing strong marketing support; and

         --       obtaining access to retain outlets and sufficient shelf space.

         Many of our competitors are larger and have greater financial resources, including our primary competitors, Master Kang and President. We may not be able to compete successfully with such competitors. Competition could cause us to lose our market share, increase expenditures or reduce pricing, each of which could have a material adverse effect on our business and financial results.

Increases in prices of main ingredients and other materials could adversely affect our business.

         The main ingredients that we use to manufacture our products are flour and eggs. We also use paper products, such as corrugated cardboard, as well as films and plastics, to package our products. The prices of these materials have been, and we expect them to continue to be, subject to volatility. We may not be able to pass price increases in these materials onto our customers which could have an adverse effect on our financial results.

Impact of governmental regulation on our operations

         We may be subjected to liability for product safety that could lead to a product recall. Our operations and properties are subject to regulation by various Chinese government entities and agencies. As a producer of food products, our operations are subject to production, packaging, quality, labeling and distribution standards. Our production and distribution facilities are also subject to various local environmental laws and workplace regulations. We believe that our current legal and environmental compliance programs adequately address such concerns and that we are in substantial compliance with applicable laws and regulations. However, compliance with, or any violation of, current and future laws or regulations could require material expenditures or otherwise adversely effect our business and financial results.

         We may be liable if the consumption of any of our products cause injury, illness or death. We may also be required to recall certain of our products that become contaminated or are damaged. We are not aware of any material product liability judgment against us. However, a product liability judgment or a product recall could have a material adverse effect on our business or financial results.

It may be difficult to serve us with legal process or enforce judgments against our management or us.

         All of our assets are located in China. In addition, all of our directors and officers are non-residents of the United States, and all or substantial portions of the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of China would enforce:

         o judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state; or

         o in original actions brought in China, liabilities against non-residents or us based upon the securities laws of the United States or any state.

The Chinese government could change its policies toward private enterprise or even nationalize or expropriate it, which could result in the total loss of our investment in that country.

         Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice. Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment.

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing U.S. capital markets.

         At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

The PRC economic, political and social conditions as well as government policies could affect our business.

         All of our business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects, including:

         o        government involvement;

         o        level of development;

         o        growth rate;

         o        control of foreign exchange; and

         o        allocation of resources.

         The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the
establishment  of  sound  corporate  governance  in  business   enterprises,   a
substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

         The economy of China has experienced significant growth in the past 20 years, but growth has been uneven both geographically and among various sectors of the economy. The PRC government has implemented various measures from time to time to control the rate of economic growth. Some of these measures benefit the overall economy of China, but may have a negative effect on us. For example, our operating results and financial condition may be adversely affected by:

         o        changes in the rate or method of taxation;

         o imposition of additional restrictions on currency conversion and remittances abroad;

         o reduction in tariff or quota protection and other import restrictions;

         o        changes   in  the   usage   and   costs  of   state-controlled
                  transportation services; and

         o state policies affecting the industries that are key consumers of aluminum products as well as policies affecting the aluminum industry.

Government control of currency conversion and future movements in exchange rates may adversely affect our operations and financial results.

         We receive substantially all of our revenues in renminbi, the currency of the PRC. A portion of such revenues will be converted into other currencies to meet our foreign currency obligations. Foreign exchange transactions under our capital account, including principal payments in respect of foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures.

         Since 1994, the conversion of renminbi into foreign currencies, including U.S. dollars, has been based on rates set by the People's Bank of China, which are set daily based on the previous day's PRC interbank foreign exchange market rate and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of renminbi to U.S. dollars has generally been stable. Our financial condition and results of operations may also be affected by changes in the value of certain currencies other than the renminbi in which our earnings and obligations are denominated. In particular, a devaluation of the renminbi is likely to increase the portion of our cash flow required to satisfy our foreign currency-denominated obligations.

Devaluation in the value of the Renminbi and fluctuations in exchange rates could adversely affect our financial results.

Exchange rate fluctuations could have a substantial negative impact on our financial condition and results of operations. Our sales are denominated in Renminbi. The value of the Renminbi is fixed by China's national government and is subject to changes in China's governmental policies and to international economic and political developments. China may choose to devalue the Renminbi against the U.S. dollar. Additionally, China's government has considered from time to time whether to partially or fully abandon the official exchange rate for Renminbi to the U.S. dollar. The abandonment of this official exchange rate policy may lead to sharp depreciation of the Renminbi against the U.S. dollar and other foreign currencies and to significantly more volatility in the Renminbi exchange rate in the future, both of which would adversely affect our financial results and make our future results more subject to fluctuation.

The PRC legal system is not fully developed and has inherent uncertainties that could limit the legal protections available to you.

         The PRC legal system is a system based on written statutes and their interpretation by the Supreme People's Court. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. Two examples are the promulgation of the Contract Law of the PRC to unify the various economic contract laws into a single code, which went into effect on October 1, 1999, and the Securities Law of the PRC, which went into effect on July 1, 1999. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. In addition, as the PRC legal system develops, changes in such laws and regulations, their interpretation or their enforcement may have a material adverse effect on our business operations.

Enforcement of regulations in China may be inconsistent.

         Although the Chinese government has introduced new laws and regulations to modernize its securities and tax systems on January 1, 1994, China does not yet possess a comprehensive body of business law. As a result, the enforcement, interpretation and implementation of regulations may prove to be inconsistent and it may be difficult to enforce contracts.

We may experience lengthy delays in resolution of legal disputes.

         As China has not developed a dispute resolution mechanism similar to the Western court system, dispute resolution over Chinese projects and joint ventures can be difficult and there is no assurance that any dispute involving our business in China can be resolved expeditiously and satisfactorily.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         Under the Private Securities Litigation Reform Act of 1995, companies are provided with a "safe harbor" for making forward-looking statements about the potential risks and rewards of their strategies. Forward-looking statements often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. In this prospectus supplement, forward-looking statements also include:

         o        statements about our business plans;

         o statements about the potential for the development, regulatory approval and public acceptance of new products;

         o        estimates of future financial performance;

         o predictions of national or international economic, political or market conditions;

         o statements regarding other factors that could affect our future operations or financial position; and

         o        other statements that are not matters of historical fact.


         Our ability to achieve our goals depends on many known and unknown risks and uncertainties, including changes in general economic and business conditions. These factors could cause our actual performance and results to differ materially from those described or implied in forward-looking statements. Factors that could cause or contribute to such differences include, among others:

         o        the success of our research and development activities and the
                  speed  with  which  regulatory   authorizations   and  product
                  launches may be achieved;

         o        our ability to continue to manage our costs;

         o our ability to successfully market new and existing products in new and existing domestic and international markets;

         o the effect of weather conditions and commodity markets on the agriculture business;

         o        our   exposure  to   lawsuits   and  other   liabilities   and
                  contingencies;

         o the accuracy of our estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels;

         o        our ability to obtain payment for the products that we sell;

         o        the  effects  of  our  accounting   policies  and  changes  in
                  generally accepted accounting principles;

         o        our ability to fund our short-term financing needs;

         o        general economic and business conditions; and

         o any changes in business, political and economic conditions due to threat of future terrorist activity and related military action.


          These forward-looking statements speak only as of the date of this prospectus. We believe it is in the best interest of our investors to use forward-looking statements in discussing future events. However, we are not required to, and you should not rely on us to, revise or update these statements or any factors that may affect actual results, whether as a result of new information, future events or otherwise.


                                 USE OF PROCEEDS

         We have registered these shares because of registration rights granted to the selling shareholders. We will not receive any proceeds from the issuance of Class A common stock to the selling shareholders.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information concerning the resale of the shares of our Class A common stock by the from the September 4 Private Placement. Unless otherwise described below, to our knowledge, no selling shareholder nor any of its affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. Each selling shareholder has confirmed to us that he/she is not a broker-dealer or affiliate of a broker-dealer within the meaning of Rule 405 of the Securities Act, as amended.

         A selling shareholder may offer all or some portion of the shares of the Class A common stock they hold. Accordingly, no estimate can be given as to the amount or percentage of our Class A common stock that will be held by the selling shareholder upon termination of sales pursuant to this prospectus, therefore the percentage given assumes the sale of all shares offered hereby. In addition, the selling shareholder identified below may have sold, transferred or disposed of all or a portion of its shares since the date on which they provided the information regarding its holdings in transactions exempt from the registration requirements of the Securities Act.

         As of October 3, 2003, there were 45,061,242 shares of our Class A common stock outstanding. In compliance with the SEC rules, for purposes of calculating the percentage of Class A common stock outstanding, any securities not outstanding which are subject to options, warrants or conversion privileges are deemed outstanding for the purposes of computing the percentage of outstanding securities owned by the selling shareholder. Beneficial ownership includes shares of outstanding Class A common stock and shares of Class A common stock that a person has the right to acquire within 60 days from October 3, 2003. Unless otherwise indicated, the selling shareholder has the sole power to direct the voting and investment over the shares owned by them. We will not receive any proceeds from the resale of the Class A common stock by a selling shareholder.

         Set forth below are the Selling Shareholders from the September 4 Private Placment.

                                                                                Number of
                                                                               Shares Owned
                                                                                After this
                                            Number of                        OfferingAssuming
                                           Shares Owned      Number of          All Shares         Percentage of
                                          Prior to this    Shares Offered     Offered Hereby      Ownership After
       Name of Selling Shareholder           Offering        Hereby (1)          are sold          this Offering
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
  Alpha Capital Aktiengesellschaft              0            1,500,000              0                    0
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
  Platinum Partners Value Arbitrage Fund        0             750,000               0                    0
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
  Palisades Master Fund L.P.                    0             750,000               0                    0
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
  Crescent International Ltd.                   0             600,000               0                    0
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
  Ellis International Ltd.                      0             300,000               0                    0
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
  Bristol Investment Fund, Ltd.                 0            1,050,000              0                    0
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
           Total                                0            1,275,000              0                    0
  --------------------------------------- --------------- ----------------- ------------------- ---------------------

------------
(1) Figures include the shares of Class A common stock issuable upon exercise of the warrants. If a holder chooses to execercise only a poriton of the warrants, the amont of common stock offered hereby my decrease.

         Set forth below are the Selling Shareholders from the October 3 Private Placment.

                                                                                Number of
                                                                               Shares Owned
                                                                                After this
                                            Number of                        OfferingAssuming
                                           Shares Owned      Number of          All Shares         Percentage of
                                          Prior to this    Shares Offered     Offered Hereby      Ownership After
       Name of Selling Shareholder           Offering        Hereby (1)          are sold          this Offering
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
  Congregation Mishkan Sholom                   0             300,000               0                    0
  Incorporated
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
  Stern Agee & Leach                            0              75,000               0                    0
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
  Silverlake Holdings Inc.                      0             300,000               0                    0
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
  Stonestreet Limited Partnership               0             450,000               0                    0
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
  Greenwhich Growth Fund Limited                0             150,000               0                    0
  --------------------------------------- --------------- ----------------- ------------------- ---------------------
           Total                                0             850,000               0                    0
  --------------------------------------- --------------- ----------------- ------------------- ---------------------


------------------
(1) Figures include the shares of Class A common stock issuable upon exercise of the warrants. If a holder chooses toexecercise only a poriton of the warrants, the amont of common stock offered hereby my decrease.

                              PLAN OF DISTRIBUTION

         We are registering the shares of Class A common stock on behalf of the selling shareholders. The selling shareholders and any of his/her/its pledges, assignees, and successors-in-interest may, from time to time, sell any or all of its shares of Class A common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling shareholder will sell any or all of the Class A common stock in this offering. The selling shareholder may use any one or more of the following methods when selling shares:

         Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account; an exchange distribution following the rules of the applicable exchange; Privately negotiated transactions; short sales or sales of shares not previously owned by the seller; Broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share; A combination of any such methods of sale; or any other lawful method.

         Broker-dealers engaged by the selling shareholder might arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling shareholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         To our knowledge, there are currently no plans, arrangments or understandings between any selling shareholder and any underwriter, broker-dealer or agent regarding the sale of the shares offered herby. Further, a selling shareholder and any broker-dealers or agents that are involved in selling the shares may be considered "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

         Because a selling shareholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Act of 1933, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to its sales in the market.

         We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the Class A common stock in this offering.

         When the selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing:

         o the name of the selling shareholder and of the participating broker-dealers,

         o        the number of shares involved,

         o        the price at which the shares were sold,

         o the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable,

         o that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

         o        other facts material to the transaction

         The selling shareholder will be indemnified by us against certain claims, damages and liabilities, including liabilities under the Securities Act in connection with the resale of the shares, or will be entitled to contribution in connection therewith. We will be indemnified by the selling shareholder to a limited extent, against certain losses, claims, damages and liabilities, including liabilities under the Securities Act in connection with the resale of the shares, or will be entitled to contribution in connection therewith.

         In order to comply with the securities laws of certain states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

                       DESCRIPTION OF CLASS A COMMON STOCK

         As of the date of this prospectus, the authorized capital stock of our Company consists of 107,000,000 shares $0.0001 par value, per share of which 100,000,000 have been designated as Class A common stock 2,000,000 have been designated as Class B Common Stock and 5,000,000 have been designated as Preferred Stock. As of the date hereof, there are no Class B Common Stock and no Preferred Stock outstanding. There are 45,061,242 shares of Class A common stock issued and outstanding.

         All shares of Class A common stock have one vote and vote together as a single class. Voting rights are not cumulative.

         Upon liquidation, dissolution or winding up, our assets, after the payment of our liabilities, will be distributed pro rata to the holders of the Class A common stock. The holders of the Class A common stock do not have preemptive rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.

         Holders of Class A common stock are entitled to share equally in dividends when, as and if declared by our board of directors, out of funds legally available for the payment of dividends. We have not paid any cash dividends on the Class A common stock and it is unlikely that any dividends will be declared in the foreseeable future.

               LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         Our Articles of Incorporation limit the liability of directors to the maximum extent permitted by Florida law. In addition, our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You September read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         This Prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that are excluded from this Prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You September inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

                                     EXPERTS

         The financial statements for the fiscal year ended December 25, 2001 included in this prospectus have been audited by Spear, Safer, Harmon & Co., independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The financial statments for the fiscal year ended December 25, 2002 included in this Prospectus have been audited by Grobstein, Horwath & Company LLP, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         Loeb & Loeb, LLP, Los Angeles has passed upon the validity of the securities being offered hereby.

                           INCORPORATION BY REFERENCE

         The Securities and Exchange Commission, or SEC, allows us to incorporate by reference into this prospectus the information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information September include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we terminate the offering of these shares:

         o Our Annual Report on Form 10-KSB for the year ended December 25, 2002, filed with the SEC on April 9, 2003; As amended on Form 10-K/A filed with the SEC on October 3, 2003;

         o Our Quarterly Report on Form 10-Q for the quarter ended June 25, 2003, filed with the SEC on August 14, 2003;

         o        Our Form 8-K filed with the SEC on December 27, 2001.

You may request a copy of these documents, at no cost, by written or oral request to: New Dragon Asia Corp. Attn: Secretary; Room 1304, 13/F Wing On Centre, 111 Connaught Road, Central, Hong Kong.

         This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

                              NEW DRAGON ASIA CORP.


                                     [LOGO]





                                -----------------

                                   Prospectus
                                -----------------

                                     PART II


Item 14. Other Expenses of Issuance and Distribution

         The Company is not issuing any Class A common stock under this registration statement. All Class A common stock registered pursuant to this registration statement is being registered on behalf of selling shareholders. The Company has agreed to pay all costs of this registration statement. The estimated expenses for the distribution of the Class A common stock registered hereby, other than underwriting commissions, fees and Representative's nonaccountable expense allowance are set forth in the following table:

               Item                                                     Amount
               ----                                                    ---------
     SEC Registration Fee............................................       $400
     Transfer Agent Fees.............................................        250
     Legal Fees   ...................................................     20,000
     Accounting Fees.................................................     15,000
     Printing and Engraving Costs....................................      1,000
     Miscellaneous...................................................      1,000
               Total.................................................    $37,650

Item 15. Indemnification of Directors and Officers

         The Company's Articles of Incorporation include provisions, which limit the liability of our directors. As permitted by applicable provisions of the Florida Law, directors will not be liable to New Dragon for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to New Dragon or our shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of New Dragon or our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to New Dragon or our shareholders, or that show a reckless disregard for duty to New Dragon or our shareholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to New Dragon or our shareholders, or (iii) based on transactions between New Dragon and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Florida Law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

         The Company has been advised that it is the position of the Commission that insofar as the provision in New Dragon's Articles of Incorporation, as amended, September be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

Item 16. Exhibits

Exhibit
Number   Description
------   -----------

3.1      Certificate of Amendment of Articles of Incorporation.*

2.1 Share Exchange Agreement dated as of December 18, 2001, incorporated herein by reference from our filing on the Definitive Proxy 14/A filed on October 11, 2001

3.1 Amended Articles of Incorporation, Bylaws, incorporated herein by reference from our filing on the Definitive Proxy 14/A filed on October 11, 2001

3.2 Bylaws, incorporated herein by reference from our filing on the Definitive Proxy 14/A filed on October 11, 2001.

4.1      Subscription Agreement, dated September 4, 2003*

4.2      Subscription Agreement, dated October 3, 2003*

4.3      Common  Stock  Purchase  Warrants  for the  September  4, 2003  Private
         Placement*

4.4      Common Stock Purchase Warrants the October 3, 2003 Private Placement *

5.1      Opinion Regarding Legality*

10.1 Sino-Foreign Joint Venture Contract for the New Dragon Asia Flour (Yantai) Company Limited, dated June 1, 1999*

10.2 Subcontracting Agreement, for the New Dragon Asia Flour (Yantai) Company Limited, dated June 26, 1999*

10.3 Sino-Foreign Joint Venture Contract for the New Dragon Asia Food (Yanti) Company Limited, dated November 28, 1998*

10.4 Subcontracting Agreement, for the New Dragon Asia Food (Yantai) Company Limited, dated December 26, 1998 *

10.5 Sino-Foreign Joint Venture Contract for the New Dragon Asia Food (Dalian) Company Limited, dated November 28, 1998*

10.6 Subcontracting Agreement, for the New Dragon Asia Food (Dalian) Company Limited, dated December 26, 1998 *

10.7 Sino-Foreign Joint Venture Contract for the Sanhe New Dragon Asia Food Company Limited, dated November 28, 1998*

10.8 Subcontracting Agreement, for the Sanhe New Dragon Asia Food Company Limited, dated December 26, 1998 *

23.1     Consent of Independent Auditors Grobstein, Horwath & Company LLP *

23.2     Consent of Independent Auditors Spear, Safer, Harmon & Co.*

23.3     Consent of Legal Counsel; contained in exhibit 5.1

*        Filed herewith.



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

Item 17.   Undertakings

         The undersigned Registrant hereby undertakes as follows:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

           (2) Insofar as indemnification for liabilities arising under the Securities Act September be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           (3) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

           (4) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.




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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 3, 2003                         NEW DRAGON ASIA CORP.

                                               By: /s/ Xue Jun Song
                                                   ----------------------------
                                               Name: Xue Jun Song
                                               Title: Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

By:  /s/ Xue Jun Song                            Dated: October 3, 2003
     -----------------------------------
     Xue Jun Song
     Chief Executive Officer and Director

By:  /s/ Shu Hua Zhang                           Dated: October 3, 2003
     -----------------------------------
     Shu Hua Zhang
     Deputy General Manager, Director


By:  /s/ Wang Leung Lai                          Dated: October 3, 2003
     -----------------------------------
     Wing Leung Lai
     Chief Financial Officer, Director


By:  /s/ Man Fai Leung                           Dated: October 3, 2003
     -----------------------------------
     Man Fai Leung
     Director


By:  /s/ Qi Xue                                  Dated: October 3, 2003
     -----------------------------------
     Qi Xue
     Director



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